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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2003, with respect to the financial statements and schedule of Carmike Cinemas, Inc. included in the Registration Statement (Form S-1 No. 333-90028) and related Prospectus of Carmike Cinemas, Inc. for the registration of 5,175,000 shares of its common stock.



                                                  /s/ Ernst & Young LLP


Atlanta, Georgia
January 23, 2004